EXHIBIT 10.22

AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Pursuant to the authority granted to it by Morgan Stanley, Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley Supplemental Executive Retirement Plan (the “SERP”), effective as of such dates set forth herein, as follows:

1. Effective March 25, 1999, Section III of the SERP, Participation in the Plan, shall be amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, no employee who was hired in connection with the acquisition of AB Asesores CFMB, Corporacion Asesores ISP and other companies pursuant to a purchase agreement dated as of March 25, 1999 shall be eligible to participate in the Plan.

2. Effective January 1, 2005, Section IV.B of the SERP, Reduction of Benefits, is clarified by adding the following sentence to the end thereof:

If any benefit payment to a Participant or beneficiary under an Offset Plan is reduced pursuant to a qualified domestic relations order, payments under the Plan on account of such participant or beneficiary shall be determined without regard to such reduction.

3. Effective January 1, 2005, a new Section XI shall be added to the SERP to read as follows:

XI. Management Committee Members.

Notwithstanding any provision in this Plan to the contrary, in the event that an employment, termination or similar agreement approved by the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley applies to an individual who is, was or will be a member of the Management Committee, the terms of the Plan, including eligibility, participation and amount of benefits, shall be applied with respect to such individual by taking into account such provisions of such employment, termination or similar agreement as shall explicitly refer to this Plan.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of the 30th day of November, 2005.

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ KAREN JAMESLEY